Exhibit 10.2
EXECUTION COPY

Amendment No. 10 to Purchase and Contribution Agreement

AMENDMENT AGREEMENT (this “Amendment”) dated as of September 28, 2012 between Lexmark International, Inc., as the Seller (in such capacity, the “Seller”) and as the Collection Agent (in such capacity, the “Collection Agent”) and Lexmark Receivables Corporation (the “Purchaser”).

Preliminary Statements.

(1)           The Seller and Purchaser are parties to a Purchase and Contribution Agreement dated as of October 22, 2001 (as amended, restated, modified or supplemented from time to time, the “Agreement”; capitalized terms not otherwise defined herein shall have the meanings attributed to them in the Agreement) pursuant to which, and subject to and upon the terms and conditions of which, the Seller has sold and contributed Receivables from time to time to the Purchaser.

(2)           The parties hereto desire to amend the Agreement as set forth herein.

NOW, THEREFORE, the parties agree as follows:

SECTION 1. Amendment.  Upon the effectiveness of this Amendment  (except for clause (iii) below, which amendment shall be effective at such time as forth below), the Agreement is hereby amended as follows:

(i) The definition of “Credit Facility” in Section 1.01 is deleted in its entirety and replaced as follows:

“Credit Facility” means the Credit Agreement, dated as of January 18, 2012, by and among the Seller as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A., as Syndication Agent, and SunTrust Bank and BTM, as Co-Documentation Agents, as amended, restated, modified or supplemented from time to time, and all agreements, documents and instruments executed in connection therewith together with any replacement facility or refinancing thereof entered into by the Seller.

(ii) The definition of “Excluded Receivable Account Debtor” in Section 1.01 is deleted in its entirety and replaced as follows:

“Excluded Receivable Account Debtor” means each Person listed in a side letter among the Purchaser, the Collection Agent, the Program Agent (as defined in the Sale Agreement) and each Investor Agent (as defined in the Sale Agreement), as such side letter may be amended from time to time in accordance with the Sale Agreement.

(iii) Effective as of the Excluded Receivables Effective Date (as defined in the Sale Agreement Amendment defined below), the definition of “Excluded Receivables” in Section 1.01 is amended by deleting clause (iii) thereof in its entirety and replacing it with the following:

“(iii) any Obligor of the managed print services business of the Seller, resulting from a capital lease or other lease of merchandise, any services or insurance in connection with, or otherwise related to, a capital lease or other lease, and”

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(iv) Section 4.01(f)  is amended by (i) deleting the references therein to “December 31, 2010” and replacing it with “December 31, 2011” and (b) deleting all references therein to “June 30, 2011” and replacing them with “June 30, 2012”.

(v) Section 7.01(g) is amended by deleting the reference to “Material Domestic Subsidiary” appearing in the third to last line and replacing it with “Material Worldwide Subsidiary”.

(vi) Exhibit H attached to the Agreement (and the reference to such Annex in the Table of Contents) is deleted in its entirety.

SECTION 2. Effectiveness.  Except as set forth in Section 1(iii) above, this Amendment shall become effective at such time that (i) executed counterparts of this Amendment have been delivered by each party hereto to the other party hereto and (ii) the Amendment dated as of the date hereof to the Sale Agreement (the “Sale Agreement Amendment”) shall have become effective.

SECTION 3. Representations, Warranties and Covenants.

(i) The Seller makes each of the representations and warranties contained in Section 4.01 of the Agreement (after giving effect to this Amendment).

(ii) The Seller represents and warrants that it has sent notice, or (if it has not yet sent notice) covenants that it shall send notice promptly after the date hereof, to each Excluded Receivable Account Debtor (as such term is defined after giving effect to this Amendment) instructing such Excluded Receivable Account Debtor (as such term is defined after giving effect to this Amendment) to deposit all cash and cash proceeds owing under a Contract to an account other than a Lock-Box Account.  The Seller hereby reaffirms the covenants set forth in Section 5.01(m) and (n) of the Agreement with respect to any cash and cash proceeds received from an Excluded Receivable Account Debtor (as such term is defined after giving effect to this Amendment).  The Collection Agent hereby reaffirms its obligations under Section 6.02(e) of the Agreement with respect to cash or other cash proceeds received from an Excluded Receivable Account Debtor (as such term is defined after giving effect to this Amendment).

(iii) The Seller represents and warrants that it has instructed, or (if it has not yet instructed) covenants that it shall promptly instruct after the date hereof, each Obligor of Receivables that are no longer Excluded Receivables after giving effect to this Amendment to remit all their payments in respect of such Receivables to Lock-Box Accounts.  The Seller hereby reaffirms the covenants set forth in Section 5.01(h) of the Agreement with respect to the Collections from such Receivables.  The Collection Agent hereby reaffirms its obligations under  the Agreement with respect to such Collections.

SECTION 4. Confirmation of Agreement.  Each reference in the Agreement  to “this Agreement” or “the Agreement” shall mean the Agreement as amended by this Amendment, and as hereafter amended or restated.  Except as herein expressly amended, the Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

SECTION 5. GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

SECTION 6. Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by

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facsimile or by electronic mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

LEXMARK INTERNATIONAL, INC.,
as Seller and as Collection Agent

By:/s/ Bruce J. Frost
Name:  Bruce J. Frost
Title:     Treasurer

LEXMARK RECEIVABLES CORPORATION,
as Purchaser

By: /s/ Bruce J. Frost
Name:  Bruce J. Frost
Title:    Vice President and Treasurer

60893038.DOC                  [Amendment No. 10 to Purchase and Contribution Agreement]